Exhibit 10.3

                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), by and among ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION, a federally-chartered financial institution (the "Association"), and DAVID J. O'CONNOR ("Executive"), is hereby amended and restated effective as of November 12, 2008. References to the "Company" herein shall mean NEW ENGLAND BANCSHARES, INC., a Maryland corporation and the Association's holding company.

                               W I T N E S S E T H

      WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of the Association pursuant to an employment agreement between the Association and the Executive entered into as of December 28, 2005 (the "Original Agreement");

      WHEREAS, the Association desires to amend and restate the Original Agreement in order to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") in April 2007; and

      WHEREAS, the Executive has agreed to such changes.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

      1. Employment. Executive is employed as the President and Chief Executive Officer of the Association. Executive shall perform all duties and shall have all powers which are commonly incident to the offices of President and Chief Executive Officer of the Association or which, consistent with those offices, are delegated to him by the Board of Directors of the Association. During the term of this Agreement, Executive also agrees to serve, if elected, as an officer and/or director of any subsidiary of the Association and in such capacity carry out such duties and responsibilities reasonably appropriate to that office.

      2. Location and Facilities. The Executive will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Association, or at such other site or sites customary for such offices.

      3.    Term.

      a. The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3, provided, however, that all changes intended to comply with Code Section 409A shall be effective retroactively to December 28, 2005; and provided further, that no retroactive changes shall affect the compensation or benefits previously provided to the Executive.

      b. Commencing on the first year anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the boards of directors of the Association may extend the Agreement an additional year such that the remaining term of the Agreement shall be thirty-six (36) months, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 19 of this Agreement. The Board of Directors of the Association (the "Board") will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Executive shall receive notice as soon as possible after such review as to whether the Agreement is to be extended.

      4.    Base Compensation.

      a. The Association agrees to pay the Executive during the term of this Agreement a base salary at the rate of $300,000 per year, payable in accordance with customary payroll practices.

      b. The Board shall review annually the rate of the Executive's base salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall reduce the rate of salary below the rate in effect on the Effective Date.

      c. In the absence of action by the Board, the Executive shall continue to receive salary at the annual rate specified on the Effective Date or, if another rate has been established under the provisions of this Section 4, the rate last properly established by action of the Board under the provisions of this Section 4.

      5. Bonuses. The Executive shall be entitled to participate in discretionary bonuses or other incentive compensation programs that the Association may award from time to time to senior management employees pursuant to bonus plans or otherwise. Any bonuses or other payments made pursuant to this
Section 5 shall be paid promptly by the Association and in any event no later than March 15 of the year immediately following the end of the calendar year for which such amounts were payable.

      6. Benefit Plans. The Executive shall be entitled to participate in such life insurance, medical, dental, pension, profit sharing, retirement and stock-based compensation plans and other programs and arrangements as may be approved from time to time by the Company and the Association for the benefit of their employees.


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

      7.    Vacation and Leave.

      a. The Executive shall be entitled to vacation and other leave in accordance with policy for senior executives, or otherwise as approved by the Board.

      b. In addition to paid vacation and other leave, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

      8.    Expense  Payments  and   Reimbursements.   The  Executive  shall  be
reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Association. Such reimbursements shall be paid promptly by the Association and in any event not later than March 15 of the year immediately following the end of the calendar year in which the Executive incurred such expense.

      9. Automobile Allowance. During the term of this Agreement, the Executive shall be entitled to an automobile allowance on terms no less favorable that those in effect immediately prior to the execution of this Agreement. Executive shall comply with reasonable reporting and expense limitations on the use of such automobile as may be established by the Association from time to time, and the Association shall annually include on Executive's Form W-2 any amount of income attributable to Executive's personal use of such automobile. Payments, if any, made under this Section 9 shall be paid promptly by the Association and in any event not later than March 15 of the year immediately following the end of the calendar year in which the expense was incurred.

      10.   Loyalty and Confidentiality.

      a. During the term of this Agreement Executive: (i) shall devote all his time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Association or any of their subsidiaries or affiliates, unfavorably affect the performance of Executive's duties pursuant to this Agreement, or violate any applicable statute or regulation and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Association.


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

      b. Nothing contained in this Agreement shall prevent or limit Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Association, or, solely as a passive, minority investor, in any business.

      c. Executive agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Company and the Association; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company and the Association to which he may be exposed during the course of his employment. The Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Company and the Association.

      11. Termination and Termination Pay. Subject to Section 12 of this Agreement, Executive's employment under this Agreement may be terminated in the following circumstances:

      a. Death. Executive's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event Executive's estate shall be entitled to receive the compensation due to the Executive through the last day of the calendar month in which his death occurred.

      b. Retirement. This Agreement shall be terminated upon Executive's retirement under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise.

      c.    Disability.

            i. The Board or Executive may terminate Executive's employment after having determined Executive has a Disability. For these purposes, the Executive shall be deemed to have a "Disability" in any case in which it is determined that the Executive (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months; (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank; or (c) is totally disabled by the Social Security Administration.


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

            ii. In the event of such Disability, Executive's obligation to perform services under this Agreement will terminate. The Association will pay Executive, as Disability pay, an amount equal to 100% of Executive's bi-weekly rate of base salary in effect as of the date of his termination of employment due to Disability. Disability payments will be made on a monthly basis and will commence on the first day of the month following the effective date of Executive's termination of employment for Disability and end on the earlier of: (A) the date he returns to full-time employment at the Association in the same capacity as he was employed prior to his termination for Disability; (B) his death; or (C) upon attainment of age
                  65. Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to the Executive under any other disability programs sponsored by the Association. In addition, during any period of Executive's Disability, Executive and his dependents shall, to the greatest extent possible, continue to be covered under all benefit plans (including, without limitation, non-taxable medical, dental and life insurance plans) of the Association, in which Executive participated prior to his Disability on the same terms as if Executive were actively employed by the Association.

      d.    Termination for Cause.

            i. The Board may, by written notice to the Executive in the form and manner specified in this paragraph, terminate his employment at any time, for "Cause". The Executive shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, Executive's:

                  (1)   Personal dishonesty;

                  (2)   Incompetence;

                  (3)   Willful misconduct;

                  (4)   Breach of fiduciary duty involving personal profit;

                  (5)   Intentional failure to perform stated duties;

                  (6) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflects adversely on the reputation of the Company and the Association, any felony conviction, any violation of law involving moral turpitude or any violation of a final cease-and-desist order; or


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

                  (7) Material breach by Executive of any provision of this Agreement.

            ii. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause by the Association unless there shall have been delivered to Executive a copy of a resolution duly adopted at a meeting of such Board where in the good faith opinion of the Board, Executive was guilty of the conduct described above and specifying the particulars thereof.

      e. Voluntary Termination by Executive. In addition to his other rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this Agreement upon at least sixty (60) days prior written notice to the Boards, in which case Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

      f.    Without Cause or With Good Reason.

            i. In addition to termination pursuant to Sections 11(a) through 11(e) the Boards, may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination "Without Cause") and Executive may, by written notice to the Board, immediately terminate this Agreement at any time for "Good Reason" as defined below.

            ii.   Subject  to  Section  12 of this  Agreement,  in the  event of termination under this Section 11(f), Executive shall be entitled to receive an amount equal to (i) his base salary for the remaining term of the Agreement, and (ii) the value of the benefits he would have received during the remaining term of the Agreement under any retirement programs (whether tax-qualified or non-qualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive or accrued on his behalf under such programs during the twelve (12) months preceding his termination), payable as a single cash lump sum distribution within ten (10) calendar days following such termination. In addition, the Executive shall continue to participate in any benefit plans of the Association that provide life insurance and non-taxable medical and dental insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Association during such period. In the event that the Association is unable to provide such coverage by reason of Executive no longer being an employee, the Association shall pay the Executive the value of such benefits in a single cash lump sum distribution within ten
                  (10) calendar days following his termination.


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

            iii. "Good Reason" shall exist if, without Executive's express written consent, the Association materially breach any of their respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

                  (1) A material reduction in Executive's responsibilities or authority in connection with his employment with the Association;

                  (2) Assignment to Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

                  (3) Failure of the Executive to be nominated or re-nominated to the Board

                  (4) A material reduction in Executive's salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in Section 12 of this Agreement, any reduction in salary or material reduction in benefits below the amounts to which he was entitled prior to the Change in Control;

                  (5) Termination of incentive and benefit plans, programs or arrangements, or reduction of Executive's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date;

                  (6) A requirement that Executive relocate his principal business office or his principal place of residence outside of the area consisting of a twenty-five (25) mile radius from the current main office and any branch of the Association, or the assignment to Executive of duties that would reasonably require such a relocation; or

                  (7)   Liquidation   or  dissolution  of  the  Company  or  the
                        Association, other than liquidations or dissolutions that are caused by reorganizations that do not negatively affect the status of the Executive,

                  provided, however, that prior to any termination of employment for Good Reason (a termination "With Good Reason"), the Executive must first provide written notice to the Association within ninety (90) days following the initial existence of the condition, describing the existence of such condition, and the Association shall thereafter have the right to remedy the condition within thirty (30) days of the date the Association received the


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

                  written notice from the Executive. If the Association remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Association does not remedy the condition within such thirty (30) day cure period, then the Executive may deliver a Notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period.

            iv. Notwithstanding the foregoing, a reduction or elimination of the Executive's benefits under one or more benefit plans maintained by the Company or the Association as part of a good faith, overall reduction or elimination of such plans or plans or benefits thereunder applicably to all participants in a manner that does not discriminate against Executive (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Association or any company that controls the Association under a plan or plans in or under which Executive is not entitled to participate.

            v. For purposes of this Agreement, any termination of Executive's employment shall be construed to require a "Separation from Service" in accordance with Code Section 409A and the regulations promulgated thereunder, such that the Association and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period.

      g. Continuing Covenant Not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination by the Association or Executive pursuant to Section 11(f):

            i. Executive's obligations under Section 10(c) of this Agreement will continue in effect; and

            ii. During the period ending on the first anniversary of such termination, the Executive shall not serve as an officer, director or employee of any bank holding company, bank, savings bank, savings and loan holding company, or mortgage company (any of which, a "Financial Institution") which Financial Institution offers products or services competing with those offered by the Association from any office within fifty (50) miles from the


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

                  main office or any branch of the Association and shall not interfere with the relationship of the Company and the Association and any of its employees, agents, or representatives.

      12.   Termination in Connection with a Change in Control.

      a. For purposes of this Agreement, a Change in Control means any of the following events:

            (i) Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

            (ii) Acquisition of Significant Share Ownership: There is filed or required to be filed a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause
                  (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

            (iii) Change  in  Board  Composition:   During  any  period  of  two
                  consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

            (iv) Sale of Assets: The Company sells to a third party all or substantially all of its assets.

      Notwithstanding anything in this Agreement to the contrary, in no event shall reorganization of the Association from the mutual holding company form or organization to the


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

full stock holding company form of organization (including the elimination of the mutual holding company) constitute a "Change in Control" for purposes of this Agreement.

      b. Termination. If within the period ending two (2) years after a Change in Control, (i) the Company and the Association shall terminate the Executive's employment Without Cause, or (ii) Executive voluntarily terminates his employment With Good Reason, the Company and the Association shall, within ten calendar days following the termination of Executive's employment, make a single lump-sum cash payment to him equal to three (3) times the Executive's average Annual Compensation (as defined in this Section 12(b)) over the five (5) most recently completed calendar years ending with the year immediately preceding the effective date of the Change in Control. In determining Executive's average Annual Compensation, Annual Compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive of such year. The cash payment made under this Section 12(b) shall be made in lieu of any payment also required under
            Section 11(f) of this Agreement because of a termination in such period. Executive's rights under Section 11(f) are not otherwise affected by this Section 12. Also, in such event, the Executive shall, for a thirty-six (36) month period following his termination of employment, receive the value of the benefits he would have received over such period under any retirement programs (whether tax-qualified or nonqualified) in which the Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive or accrued on his behalf under such programs during the twelve (12) months preceding the Change in Control), payable as a single cash lump sum distribution within ten (10) calendar days following such termination. In addition, the Executive shall continue to participate in any benefit plans of the Company and the Association that provide life insurance and non-taxable medical and dental insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Association during such period. In the event that the Company and the Association are unable to provide such coverage by reason of the Executive no longer being an employee, the Association shall pay the Executive the value of such benefits in a single lump sum within ten
            (10) calendar days following his termination.


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

      c. The provisions of Section 12 and Sections 14 through 25, including the defined terms used is such sections, shall continue in effect until the later of the expiration of this Agreement or two (2) years following a Change in Control.

      13.  Indemnification and Liability  Insurance.  Subject to, and limited by
Section 26(f) of this Agreement, the Association shall provide the following:

      a. Indemnification. The Company and the Association agree to indemnify the Executive (and his heirs, executors, and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or Executive of the Company, the Association or any of their subsidiaries (whether or not he continues to be a director or Executive at the time of incurring any such expenses or liabilities) such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorney's fees and the cost of reasonable settlements, such settlements to be approved by the Board, if such action is brought against the Executive in his capacity as an Executive or director of the Company and the Association or any of their subsidiaries. Indemnification for expense shall not extend to matters for which the Executive has been terminated for Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 13 shall survive the term of this Agreement by a period of six (6) years.

      b. Insurance. During the period in which indemnification of the Executive is required under this Section, the Company and the Association shall provide the Executive (and his heirs, executors, and administrators) with coverage under a directors' and Executives' liability policy at the expense of the Company and the Association, at least equivalent to such coverage provided to directors and senior Executives of the Company and the Association.

      14. Reimbursement of Executive's Expenses to Enforce this Agreement. The Association shall reimburse the Executive for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorney's fees, incurred by the Executive in connection with successful enforcement by the Executive of the obligations of the Association to the Executive under this Agreement. The Association shall make such payments promptly and, in any event, not later than March 15 of the year immediately following the year in which such expense was incurred by Executive. Successful enforcement shall mean the grant of an award of money or the requirement that the Association take some action specified by this Agreement: (i) as a result of court order; or (ii) otherwise by the Association following an initial failure of the Association to pay such money or take such action promptly after written demand therefor from the


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

Executive stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

      15. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 12 of this Agreement, either alone or together with other payments and benefits which the Executive has the right to receive from the Association, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 12 shall be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 12 being non-deductible to the Association pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 12 shall be based upon the opinion of the Association's independent tax counsel and paid for by the Association. In the event that the Association and/or the Executive do not agree with the opinion of such counsel, (i) the Association shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 12, as selected by the Executive, which such opinion indicates there is a high probability of such payments and benefits being deductible to the Association and not subject to the imposition of the excise tax imposed under Section 4999 of the Code and
(ii) the Association may request, and the Executive shall have the right to demand that they request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 12 have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Association, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to the Executive's approval prior to filing, which shall not be unreasonably withheld. The Association and the Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

      16.   Injunctive  Relief.  If there is a breach  or  threatened  breach of
Section 11(g) of this Agreement or the prohibitions upon disclosure contained in
Section 10(c) of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and that the Association shall be entitled to injunctive relief restraining the Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that the Executive, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Association under this Agreement.

      17.   Successors and Assigns.

      a. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Association which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Association.

      b. Since the Association is contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Association.

      18. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent

      19. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Association at their principal business offices and to Executive at his home address as maintained in the records of the Association.

      20. No Plan Created by this Agreement. Executive and the Association expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

      21. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

      22. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Connecticut shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

      23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      24. Headings. Headings contained herein are for convenience of reference only.

      25. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6. Upon execution of this Agreement, the employment agreement entered into between the parties on June 4, 2002, will become null and void.

      26. Required Provisions. In the event any of the foregoing provisions of this Section 26 are in conflict with the terms of this Agreement, this Section 26 shall prevail.

      a. The Association's board of directors may terminate Executive's employment at any time, but any termination by the Association, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in
            Section 11(d) hereinabove.

      b. If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1); the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

      c. If Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

      d. If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1) all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

      e. All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Association: (i) by the Director of the OTS (or his designee), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      f. Any payments made to employees pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

      g. Notwithstanding anything in this Agreement to the contrary, in the event the Executive is a Specified Employee (as defined herein), then, solely, to the extent required to avoid penalties under Code
            Section 409A, the Executive's payments shall be delayed until the first day of the seventh month following the Executive's Separation from Service. A "Specified Employee" shall be interpreted to comply with Code Section 409A and shall mean a key employee within the meaning of Code Section 416(i) (without regard to paragraph 5 thereof).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Attest:                                 ENFIELD FEDERAL SAVINGS
                                        AND LOAN ASSOCIATION


/s/ Nancy L. Grady                      By:/s/ Peter T. Dow
------------------------------             -------------------------------------
                                           Chairman of the Board of Directors


Witness:                                EXECUTIVE


/s/ Nancy L. Grady                      /s/ David J. O'Connor
------------------------------          ----------------------------------------
                                         David J. O'Connor
                                        President and Chief Executive Officer

F:\Clients\1335\Benefits\409A\Employment Agreement - David O'Connor - Association - Revised (10 30 08).DOC


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